UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2015

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2015, Churchill Downs Incorporated (NASDAQ: CHDN) (the “Company”) entered into an amendment (the “Amendment”) to that certain Shareholder Agreement, dated as of November 12, 2014, by and between the Company and Paul J. Thelen (the “Shareholder”). In accordance with the terms of the Amendment, each of the Company and the Shareholder has agreed to cancel the Shareholder Cash Bonus (as defined in the Shareholder Agreement) that the Shareholder was eligible to earn, subject to the achievement of certain milestones, as set forth in such Shareholder Agreement. As consideration to the Shareholder for the cancellation of the Shareholder Cash Bonus, the Company has granted certain executive long-term incentive plan awards to the Shareholder.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed herewith as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Shareholder Agreement, dated as of October 23, 2015, by and between Churchill Downs Incorporated and Paul J. Thelen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
November 5, 2015	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

10.1 First Amendment to Shareholder Agreement, dated as of October 23, 2015, by and between
Churchill Downs Incorporated and Paul J. Thelen.